UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2004

Leadis Technology, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50770	77-0547089
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

474 Potrero Avenue; Suite A; Sunnyvale, California	94085
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (408) 387-8800

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On December 27, 2004, Leadis Technology, Inc. (the “Company”) entered into a Lease agreement (the “Lease”) with Sunnyvale Business Park (“Landlord”), pursuant to the which the Company will lease from Landlord approximately 11,840 square feet of office space (the “Facility”) located at 800 West California Avenue, Suite 200, Sunnyvale, California. The Facility will serve as the new corporate headquarters of the Company. The Lease has an initial term of sixty-three months, commencing upon the completion of certain improvements to the Facility that are anticipated to be completed by February 15, 2005, and shall expire on approximately May 15, 2010, subject to the Company’s option to renew for five additional years. The Company’s monthly basic rent obligation for the Facility will initially be approximately $12,195, increasing annually to approximately $14,090 in 2010. The Company is also obligated to pay its proportionate share of certain expenses associated with the maintenance, repair and operation of the Facility. The Landlord has agreed to make, at its cost, certain improvements specified in the Lease. The Lease will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leadis Technology, Inc.

Date: December 30, 2004	/s/ Victor K. Lee
Victor K. Lee
Chief Financial Officer